CONSENT OF INDEPENDENT REGISTERED
                             PUBLIC ACCOUNTING FIRM




We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Tax-Free Trust of Oregon and to the use of our reports dated November 26, 2007 on the financial statements and financial highlights of Tax-Free Trust of Oregon. Such financial statements and financial highlights appear in the 2007 Annual Report to Shareholders, which is incorporated by reference into the Statement of Additional Information.





                                            TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
January 30, 2008